FOURTH AMENDMENT TO AMENDED AND RESTATED MORTGAGE WAREHOUSING AGREEMENT
This Fourth Amendment to Amended and Restated Mortgage Warehousing Agreement (“Fourth Amendment”) is made as of December 10, 2015, by and among M/I Financial, LLC (f/k/a M/I Financial Corp.) (“Borrower”), the Lenders (as defined below) and Comerica Bank, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A.    Borrower entered into that certain Amended and Restated Mortgage Warehousing Agreement dated March 29, 2013, by and among the financial institutions from time to time signatory thereto (each, individually, a “Lender,” and any and all such financial institutions collectively the “Lenders”), Agent and Borrower (as amended, restated or otherwise modified from time to time, the “Mortgage Warehousing Agreement”).
B.    Borrower has requested that Agent and the Lenders make certain amendments to the Mortgage Warehousing Agreement and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Fourth Amendment.
NOW, THEREFORE, in consideration of the Recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower, Agent and Lenders agree as follows:
1.The following definition set forth in Section 1.1 of the Mortgage Warehousing Agreement is amended and restated in its entirety as follows:
“Revolving Credit Aggregate Commitment” shall mean (a) during the Step-Up Period, One Hundred Thirty Million Dollars ($130,000,000) and (b) at all other times, One Hundred Ten Million Dollars ($110,000,000), in each case, subject to reduction or termination under Section 2.9 or 7.2 hereof, and subject to increase under Section 2.11 hereof.
2.The following new definitions are hereby added to Section 1.1 of the Mortgage Warehousing Agreement in alphabetical order as follows:
“Fourth Amendment Effective Date” shall mean December 10, 2015.
“Step-Up Period” shall mean the period from the Fourth Amendment Effective Date to February 1, 2016.
3.Schedule 1.1 to the Mortgage Warehousing Agreement is hereby deleted and replaced with Schedule 1.1 attached hereto as Attachment 1.
4.This Fourth Amendment shall become effective (according to the terms hereof) on the date (the “Fourth Amendment Effective Date”) the following conditions have been fully satisfied:

(a)
Agent shall have received via facsimile or portable digital format (followed by the prompt delivery of original signatures) counterpart originals of this Fourth Amendment, in each case duly executed and delivered by the Agent, Borrower and the Lenders.

(b)	Agent shall have received fully executed replacement Revolving Credit Notes issued by Borrower to each Lender, each in form and substance satisfactory to Agent.

(c)	Borrower shall have paid to the Agent all fees or amounts, if any, that are due and owing to the Agent as of the Fourth Amendment Effective Date.
5.Borrower and each of the undersigned hereby represents and warrants that, after giving effect to the amendments to the Mortgage Warehousing Agreement contained herein, (a) the execution and delivery of this Fourth Amendment are within such party’s limited liability company powers, have been duly authorized, are not in contravention of law or the terms of its organizational documents, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Fourth Amendment, of any governmental body, agency or authority, and this Fourth Amendment and the Mortgage Warehousing Agreement (as amended herein) will constitute the valid and binding obligations of such undersigned party, enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 4 of the Mortgage Warehousing Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of the date first above written and as of the Fourth Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.
6.Borrower and Lenders each hereby ratify and confirm their respective obligations under the Mortgage Warehousing Agreement, as amended by this Fourth Amendment and agree that the Mortgage Warehousing Agreement hereby remains in full force and effect after giving effect to this Fourth Amendment and that, upon such effectiveness, all references in such Loan Documents to the “Mortgage Warehousing Agreement” shall be references to the Mortgage Warehousing Agreement as amended by this Fourth Amendment.
7.Except as specifically set forth above, this Fourth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Mortgage Warehousing Agreement or any of the Notes issued thereunder, or to constitute a waiver by the Lenders or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Mortgage Warehousing Agreement, any of the Notes issued thereunder or any of the other Loan Documents.
8.Unless otherwise defined to the contrary herein, all capitalized terms used in this Fourth Amendment shall have the meaning set forth in the Mortgage Warehousing Agreement.
9.This Fourth Amendment may be executed in counterpart in accordance with Section 11.9 of the Mortgage Warehousing Agreement.
10.This Fourth Amendment shall be construed in accordance with and governed by the laws of the State of Michigan, without giving effect to principles of conflict of laws.
11.As a condition of the above amendments and waiver, Borrower waives, discharges, and forever releases Agent, Lenders and their respective employees, officers, directors, attorneys, stockholders and successors and assigns, from and of any and all claims, causes of action, allegations or assertions known to Borrower that Borrower has or may have had at any time up through, and including, the date of this Fourth Amendment, against any or all of the foregoing in connection with the Mortgage Warehousing Agreement, including the Fourth Amendment thereto regardless of whether any such claims, causes of action, allegations or assertions arose as a result of Agent’s or such Lender’s actions or omissions.

IN WITNESS WHEREOF, Borrower, the Lenders and Agent have each caused this Fourth Amendment to be executed by their respective duly authorized officers or agents, as applicable, all as of the date first set forth above.

M/I FINANCIAL, LLC

By:

Its:

COMERICA BANK, as Agent and a Lender

By:

Name:

Title:

THE HUNTINGTON NATIONAL BANK, as a Lender

By:

Name:

Title:

BMO HARRIS BANK N.A., as a Lender

By:

Name:

Title:

ATTACHMENT 1

Schedule 1.1

Percentages and Allocations
Revolving Credit Facilities
During Step-Up Period:

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS
Comerica Bank	40.90909091%	$53,181,818.18
The Huntington National Bank	31.81818182%	$41,363,636.37
BMO Harris Bank N.A.	27.27272727%	$35,454,545.45
TOTALS	100%	$130,000,000

At all other times:

LENDERS	REVOLVING CREDIT PERCENTAGE	REVOLVING CREDIT ALLOCATIONS
Comerica Bank	40.90909091%	$45,000,000
The Huntington National Bank	31.81818182%	$35,000,000
BMO Harris Bank N.A.	27.27272727%	$30,000,000
TOTALS	100%	$110,000,000

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